UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jammin Java Corp.
(Name of registration Issuer in its Charter)

Nevada	26-4204714
(State or Other Jurisdiction of Organization)	(IRS Employer Identification #)

4730 Tejon St., Denver, Colorado 80211
(Address of Principal Executive Office)

JAMMIN JAVA CORP. AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
(Full title of the plan)

Anh Tran
4730 Tejon St., Denver, Colorado 80211
(Name and address of agent for service)

(323) 556-0746
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
common stock, $0.001 par value	12,000,000	$0.145	$1,740,000	$237.34*

(1)
This Registration Statement also covers an indeterminate number of additional shares which may be offered and issued under the employee benefit plan named above to prevent diminution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1); calculated based on the average of the bid and asked price of  Jammin Java Corp.’s common stock on November 9, 2012, as reported on the OTCQB.

 * Previously paid.

EXPLANATORY NOTE

On November 11, 2012, Jammin Java Corp. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-184886) (the "Form S-8") registering shares issuable pursuant to the Company’s 2012 Equity Incentive Plan (the “Original Plan”).  The aggregate number of shares issuable under the Original Plan is 12,000,000.

On September 19, 2013, the Board of Directors of the Company adopted the Company’s Amended and Restated 2012 Equity Incentive Plan (the “Amended Plan”), which amends, restates and supersedes in its entirety the Original Plan.  The Amended Plan does not change the total number of shares issuable under the Original Plan.  The Amended Plan revises the Original Plan to clarify the Board of Directors’ ability to issue Stock Awards without restrictions and also amends the Original Plan to remove the requirement that the Company obtain shareholder approval for the Original Plan within 12 months of the effective date of the Original Plan (provided that if the Original Plan is not approved within 12 months of its effective date, any Incentive Stock Options granted under the Original Plan will become Non-Qualified Stock Options – provided further that no Incentive Stock Options have been granted under the Original Plan to date).

This Post-Effective Amendment No. 1 to the Form S-8 is being filed to (1) file the Amended Plan, a copy of which is filed herewith as Exhibit 4.1; (2) to update the name of the plan on the cover page of this filing; (3) include an updated legal opinion relating to the Amended Plan; and (4) to update the address of the Company’s agent for service on the cover page hereof and principal address under Part I.

Except as described above, this Post-Effective Amendment No. 1 to the Form S-8 does not update, amend, or modify any other information, statement, or disclosure contained in the Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees participating in the plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Participants are further advised that the documents incorporated by reference in Item 3 of Part II of the Registration Statement, of which this prospectus is a part of, and which are incorporated by reference to this prospectus, are available without charge, upon written or oral request to the Company.  Additionally, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act (§230.428(b)) are available without charge, upon written or oral request to the Company.

Such requests may be made to:

Anh Tran
4730 Tejon St., Denver, Colorado 80211
Telephone: (323) 556-0746

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

The exhibits to this Registration Statement are described in the Exhibit Index below and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jammin Java Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, Colorado on this 17th day of October 2013.

JAMMIN JAVA CORP.
By: /s/ Brent Toevs
Brent Toevs
Chief Executive Officer
(Duly Authorized officer and Principal Executive Officer)

By: /s/ Anh Tran
Anh Tran
President, Chief Operating Officer, Secretary and Treasurer
(Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each of the undersigned officers and directors of Jammin Java Corp., hereby constitutes and appoints Brent Toevs and Anh Tran, each their true and lawful attorneys-in-fact and agents, for them and in their name, place and stead, in any and all capacities, to sign their names to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer	October 17, 2013
/s/ Brent Toevs	(Principal Executive Officer)
Brent Toevs	Director

	President, Chief Operating Officer,	October 17, 2013
Secretary and Treasurer
/s/ Anh Tran	(Principal Financial Officer and
Anh Tran	Principal Accounting Officer)
Director

/s/ Rohan Marley	Chairman of the Board of Directors	October 17, 2013
Rohan Marley

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1*	Amended and Restated 2012 Equity Incentive Plan

5.1*	Opinion of The McGeary Law Firm, P.C.

23.1*	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

23.2*	Consent of The McGeary Law Firm, P.C. (included in exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

* Filed herewith.